               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                 INDEPENDENCE HOLDING COMPANY
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                          INDEPENDENCE HOLDING COMPANY
                            ------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 22, 1999
                            ------------------------

To the Stockholders of
INDEPENDENCE HOLDING COMPANY:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of INDEPENDENCE HOLDING COMPANY (the 'Company') will be held on June 22, 1999 at 9:30 A.M., local time, at the Greenwich Civic Center, 90 Harding Road, Old Greenwich, Connecticut for the following purposes:

          1. To elect seven directors of the Company;

          2. To vote upon a proposal to ratify the selection of independent auditors; and

          3. To transact such other business as may properly come before the meeting and any adjournment thereof.

     Only stockholders of record at the close of business on April 27, 1999 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders.

     Your attention is directed to the Proxy Statement submitted with this notice. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IN THE EVENT A STOCKHOLDER DECIDES TO ATTEND THE MEETING, SUCH STOCKHOLDER MAY REVOKE SUCH PROXY AND VOTE SUCH SHARES IN PERSON. No postage need be affixed to the enclosed envelope if mailed in the United States.

                                          By Order of the Board of Directors

                                          David T. Kettig
                                          Secretary

April 30, 1999

                          INDEPENDENCE HOLDING COMPANY
                             96 CUMMINGS POINT ROAD
                               STAMFORD, CT 06902
                                  203-358-8000

                           --------------------------
                                PROXY STATEMENT
                           --------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Independence Holding Company (the 'Company') of Proxies to be used at the Annual Meeting of Stockholders to be held at the Greenwich Civic Center, 90 Harding Road, Old Greenwich, Connecticut on June 22, 1999 at 9:30 A.M., local time. In addition to solicitation of Proxies by mail, the directors, officers and employees of the Company may solicit Proxies personally, by telephone, telefax or telegram. The expense of all such solicitation, including the cost of preparing, printing and mailing this Proxy Statement, will be borne by the Company. The Company will, upon request, reimburse brokers, banks or other persons for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of the Company's shares. This Proxy Statement and the accompanying Proxy and the Company's Annual Report to Stockholders, which contains financial statements for the year ended December 31, 1998, will first be mailed to stockholders of the Company on or about May 7, 1999.

     If the enclosed form of Proxy is executed and returned, it will be voted as directed by the stockholder. If no directions are given, Proxies will be voted
(i) for election as directors of all of the nominees specified therein and (ii) for the ratification of the selection of KPMG LLP ('KPMG') as independent auditors for the calendar year 1999. A Proxy may be revoked at any time, insofar as the authority granted thereby has not been exercised at the Annual Meeting of Stockholders, by filing with the Secretary of the Company a written revocation or a duly executed Proxy bearing a later date. Any stockholder present at the meeting may vote personally on all matters brought before the meeting and, in that event, such stockholder's Proxy will not be used at the meeting by holders of the Proxy.

     Only stockholders of record as of the close of business on April 27, 1999 will be entitled to vote at the meeting. On that date, the Company had outstanding and entitled to one vote per share, 7,311,800 shares of Common Stock, par value $1.00 per share ('Common Stock'). An additional 2,303,719 shares of Common Stock are held in treasury by the Company and are not entitled to vote. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     If no contrary instruction is indicated, shares represented by properly executed Proxies in the accompanying form of proxy will be voted by the persons designated in the printed portion thereof (i) FOR the election of the nominees named below to serve as directors for a one-year term, and (ii) and FOR the ratification of the selection of KPMG as independent auditors for the calendar year 1999. Each director must be elected by the affirmative vote of a plurality of the votes cast at the meeting by the holders of shares of Common Stock represented in person or by Proxy. Approval of KPMG as independent auditors requires the affirmative vote of a majority of the shares of Common Stock present or represented at the meeting.

     Management does not know of any other matters to be brought before the meeting at this time; however, if any other matters are brought before the meeting, the proxy holder shall vote in his discretion with respect to the matter. In the event a stockholder specifies a different choice on the Proxy, such stockholder's shares will be voted or withheld in accordance with the specifications so made. Should any nominee for director named herein become unable or unwilling to accept nomination or election, it is intended that the persons acting under proxy will vote for the election of such other person as the Board of Directors of the Company may recommend unless the number of directors is reduced by the Board of Directors. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected to office.

                             PRINCIPAL STOCKHOLDERS

     Listed below are the number of shares of Common Stock beneficially owned as of April 27, 1999 by the holders of more than 5% of the Common Stock of the Company.

                                                                                 COMMON STOCK
                                                                                 ------------

Geneve Holdings, Inc.(1) .....................................................     4,092,906
  96 Cummings Point Road                                                                 56%
  Stamford, Connecticut 06902

------------

(1) According to (i) information disclosed in Amendment No. 34 to Schedule 13D dated January 7, 1997 of Geneve Holdings, Inc. (together with its affiliates also referred to herein as 'Geneve') supplemented by (ii) information provided to the Company by Geneve in response to a Company questionnaire, a group consisting of Geneve and certain of its affiliates are the beneficial owners of 4,092,906 shares of Common Stock. As of December 31, 1998, Geneve did not own any of the Company's share purchase warrants (the 'Warrants'). Mr. Edward Netter, Chairman and Chief Executive Officer and a director of the Company, is an executive officer and a director of Geneve. Mr. Donald T. Netter, a director of the Company, is an executive officer of Geneve. Mr. Edward Netter and members of his family (including Mr. Donald T. Netter) control Geneve by virtue of their voting interest. Messrs. Edward Netter and Donald T. Netter disclaim beneficial ownership as to the shares of Common Stock owned by Geneve.

                            ------------------------

     To the best knowledge of the Company, Geneve has sole investment and voting power with respect to the shares listed above, and no other person or persons acting in concert own beneficially more than 5% of the Common Stock.

     The following table sets forth for each director of the Company, the Chief Executive Officer and the four other most highly compensated executive officers of the Company for the year ended December 31, 1998 (the 'Named Officers'), and for all directors and executive officers of the Company as a group, information regarding beneficial ownership of Common Stock as of April 27, 1999. Except as provided below, none of the directors, Named Officers or directors and executive officers as a group owns beneficially any Warrants.

                                                               NUMBER OF              PERCENT OF CLASS
                            NAME                                SHARES                ENTITLED TO VOTE
------------------------------------------------------------   ---------              -----------------
Harold E. Johnson...........................................     12,000(1)                 *
Allan C. Kirkman............................................      5,000(1)                 *
Steven B. Lapin.............................................    118,500(2)                1.6%
Donald T. Netter............................................        (3)                   --
Edward Netter...............................................        (3)                   --
Edward J. Scheider..........................................     77,236(4)                1.1%
Roy T.K. Thung..............................................     95,750(5)                1.3%
David T. Kettig.............................................     17,581(6)                 *
Teresa A. Herbert...........................................     13,050(7)                 *
All directors and executive officers as a group (10 persons)    349,117(1)(2)(3)(4)(5)    4.6%
                                                                       (6)(7)(8)

------------

(1) Constitutes or includes 5,000 shares of Common Stock subject to options granted to each such director all of which, in each case, are presently exercisable.

(2) Includes 68,750 shares of Common Stock subject to options granted to Mr. Lapin in April 1995, and 49,250 shares of Common Stock subject to options granted to Mr. Lapin in December 1995, all of which are presently exercisable.

(3) As described in the table relating to Principal Stockholders, Geneve and certain of its affiliates are the beneficial owners of 4,092,906 shares of Common Stock, which represents 56% of the outstanding Common Stock as of April 27, 1999. Mr. Edward Netter, Chairman and Chief Executive Officer and a director of the Company, is an executive officer and a director of Geneve. Mr. Donald T. Netter, a director of the Company, is an executive officer of Geneve. Mr. Edward Netter and members of his family (including Mr. Donald T. Netter) control Geneve by virtue of their voting interest. Messrs. Edward Netter and Donald T. Netter disclaim beneficial ownership as to the shares of Common Stock owned by Geneve.

(4) Includes 33,500 shares of Common Stock owned by Mr. Scheider's wife, as to which shares Mr. Scheider disclaims beneficial ownership, and 4,500 shares of Common Stock subject to options granted to Mr. Scheider all of which are presently exercisable.

(5) Includes 56,250 shares of Common Stock subject to options granted to Mr. Thung in April 1995, and 38,250 shares of Common Stock subject to options granted to Mr. Thung in December 1995, all of which are presently exercisable.

(6) Includes 12,500 shares of Common Stock subject to options granted to Mr. Kettig in April 1995, all of which are presently exercisable, and 4,581 shares of Common Stock receivable upon exercise of 3,000 Warrants.

(7) Constitutes 12,500 shares of Common Stock subject to options granted to Ms. Herbert in April 1995, all of which are presently exercisable.

(8) Includes 10,000 shares of Common Stock subject to options granted to one executive officer, all of which are presently exercisable.

*  Represents less than 1% of the outstanding Common Stock.

                                   PROPOSAL 1
                       NOMINEES FOR ELECTION AS DIRECTORS

     Seven directors will be elected at the meeting, each to hold office until the next Annual Meeting of Stockholders and until such director's successor shall be elected and shall qualify.

     It is intended that shares represented by Proxies will be voted for the election of the nominees named below. If at the time of the meeting any of the nominees should be unwilling or unable to serve, the discretionary authority provided in the Proxy will be exercised to vote for a substitute or substitutes, as the Board of Directors recommends. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve as a director.

     The persons named below have been nominated for election as directors. All of such nominees presently serve as directors of the Company.

HAROLD E. JOHNSON, age 80
Director

     Since November 1987, director of the Company; for more than five years prior to retirement in 1983, Executive Vice President of The Continental Corporation, a diversified insurance and financial holding company with principal offices in New York, New York; since November 1993, director of Queens County Bancorp, Inc., a banking holding company with principal offices in Queens County, New York.

ALLAN C. KIRKMAN, age 55
Director

     Since December 1980, director of the Company; for more than the past five years, Executive Vice President of Mellon Bank, N.A., a national bank with principal offices in Pittsburgh, Pennsylvania.

STEVEN B. LAPIN, age 53
President and Chief Operating Officer
Director

     Since July 1991, director of the Company; for more than the past five years, President and Chief Operating Officer of the Company; for more than the past five years, President and Chief Operating Officer and a director of Geneve Corporation, a private diversified holding company with principal offices in Stamford, Connecticut, which is an affiliate of the Company ('Geneve'); since June 1997, a director of American Educational Products, Inc., a developer and producer of hands-on educational materials; since January 1998, a director of The Aristotle Corporation ('Aristotle'), a holding company.

DONALD T. NETTER, age 37
Director

     Since November 1993, director of the Company; from January 1995 to December 31, 1996, Senior Vice President -- Investments of the Company; for more than the past five years, Senior Vice President -- Investments of Geneve; since March 1996, Chairman and Chief Executive Officer (and since January 1997, also President) of the managing member of the general partner of the Dolphin limited partnerships. Mr. Donald T. Netter is the son of Mr. Edward Netter.

EDWARD NETTER, age 66
Chairman and Chief Executive Officer
Director

     Since December 1980, director of the Company; since August 1997, Chairman of the Compensation Committee; for more than the past five years, Chairman and Chief Executive Officer of the Company; from December 1990 to November 1993, President of the Company; for more than the past five years, Chairman, Chief Executive Officer and director of Geneve; since January 1998, a director of Aristotle.

EDWARD J. SCHEIDER, age 82
Director

     Since November 1987, director of the Company and Chairman of the Audit Committee; for more than five years prior to retirement in March 1995, Vice President of Kidder, Peabody & Co., Inc., an investment banking and brokerage firm with principal offices in New York, New York.

ROY T.K. THUNG, age 55
Executive Vice President,
Chief Financial Officer and Treasurer
Director

     Since December 1990, director of the Company; for more than the past five years, Executive Vice President, Chief Financial Officer and Treasurer of the Company; from May 1990 to November 1993, Senior Vice President, Chief Financial Officer and Treasurer of the Company; from June 1983 to December 1986, director of the Company; for more than the past five years, Executive Vice President and Chief Financial Officer of Geneve.

     Between January 1, 1998 and December 31, 1998, the Board of Directors of the Company met four times. In addition, the Audit Committee of the Board, which exercises responsibility in respect of the recommendation of the Company's independent public auditors, the review of such auditor's audit and recommendations concerning internal controls, met once. The Audit Committee currently consists of Messrs. Scheider and Johnson. The Compensation Committee of the Board, which exercises responsibility in respect of recommendations concerning compensation matters, currently consists of Messrs. Edward Netter, Johnson and Kirkman. The Compensation Committee, met once in 1998. Each director who has been nominated for election as a director attended at least 75% of the Board meetings and meetings of Committees on which such director served.

     Directors of the Company who are not also officers of the Company receive a monthly fee of $500 plus $400 for each Board or Committee meeting attended. Directors who are officers of the Company do not receive compensation for serving as directors of the Company.

     Pursuant to the Company's 1988 Stock Incentive Plan, directors of the Company who are not also employees of the Company or a subsidiary ('Independent Directors') are each entitled to receive non-qualified stock options with respect to 500 shares of Common Stock at the first meeting of the Board of Directors following each Annual Meeting of Stockholders of the Company, which stock options vest six months after date of grant. Outstanding options granted at such 1998 Board meeting fully vested on December 22, 1998, and have an exercise price of $13.81 per share.

                               EXECUTIVE OFFICERS

     In addition to Messrs. Lapin, Edward Netter and Thung, listed above, who also serve as directors of the Company, set forth below are each executive officer's name, age, all positions and offices held with the Company, principal occupations and business experience during the past five years. Officers are elected by the Board of Directors, each to serve until his successor is elected and has qualified, or until his or her earlier resignation, removal from office or death.

TERESA A. HERBERT, age 37
Vice President and Controller

     For more than the past five years, Vice President and Controller of the Company.

DAVID T. KETTIG, age 40
Vice President -- Legal and Secretary

     For more than the past five years, Vice President -- Legal and Secretary of the Company; since October 1998, Senior Vice President and Chief Administrative Officer of Standard Security Life Insurance Company of New York, a wholly-owned subsidiary of the Company ('Standard Security'); for more than the past five years, Vice President -- Legal and Secretary of Geneve.

BRIAN R. SCHLIER, age 44
Vice President -- Taxation

     For more than the past five years, Vice President -- Taxation of the Company; for more than the past five years, Director of Taxation of Geneve.

ROY L. STANDFEST, age 35
Vice President -- Investments and Chief Investment Officer

     Prior to August 1994, Associate Director in the fixed-income group of Bear Stearns Asset Management, a money manager with principal offices in New York, New York; from August 1994 to October 1996, Managing Director of MetLife Investment Management Company, a fixed-income money manager affiliated with MetLife Insurance Company with principal offices in White Plains, New York; from September 1997 to March 1999, Vice President of Daiwa America Strategic Advisors Corporation, a proprietary fixed-income trading group affiliated with Daiwa Securities America with principal offices in New York, New York; since April 1999, Vice President -- Investments and Chief Investment Officer of the Company; since April 1999, Vice President -- Investments and Chief Investment Officer of Geneve.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation paid by the Company and its subsidiaries to the Named Officers for services rendered for the last three fiscal years.

                                                                           LONG TERM COMPENSATION
                                                                    ------------------------------------
                                    ANNUAL COMPENSATION                     AWARDS             PAYOUTS
                          ---------------------------------------   -----------------------   ----------
        (a)               (b)      (c)       (d)     (e)               (f)          (g)           (h)             (i)
                                                                    RESTRICTED   SECURITIES
                                                     OTHER ANNUAL     STOCK      UNDERLYING     LTIP          ALL OTHER
NAME AND PRINCIPAL               SALARY     BONUS    COMPENSATION     AWARDS      OPTIONS      PAYOUTS     COMPENSATION(2)
POSITION                  YEAR     ($)       ($)        ($)(1)         ($)          (#)          ($)             ($)
------------------------  ----   -------   -------   ------------   ----------   ----------   ----------   ---------------

Edward Netter ..........  1998   251,177    50,000      --             --           --           --              6,369
  Chairman and            1997   251,177    50,000      --             --           --           --              6,565
  Chief Executive         1996   251,177    50,000      --             --           --           --              2,577
  Officer
Steven B. Lapin ........  1998   250,930   157,500      --             --           --           --             46,777
  President and           1997   250,930   157,500      --             --           --           --             43,289
  Chief Operating         1996   250,930   210,000      --             --           --           --             39,906
  Officer
Roy T.K. Thung .........  1998   200,932   126,000      --             --           --           --             41,058
  Executive Vice          1997   200,932   126,000      --             --           --           --             38,042
  President, Chief        1996   200,932   168,000      --             --           --           --             35,092
  Financial Officer
  and Treasurer
David T. Kettig ........  1998   105,604    29,165      --             --           --           --              2,630
  Vice President --       1997   105,604    29,165      --             --           --           --              2,719
  Legal and Secretary     1996   105,604    29,165      --             --           --           --              1,040

Teresa A. Herbert ......  1998    93,956    28,250     3,985           --           --           --              1,193
  Vice President          1997    93,956    28,250      --             --           --           --              1,596
  and Controller          1996    93,956    28,250      --             --           --           --              1,306

------------

(1) The amount shown represents the amount received by Ms. Herbert upon retirement of certain stock options, as further described below.

(2) Amounts shown for 1996, 1997 and 1998 for all of the Named Officers include the dollar value of premiums paid for term life insurance. In addition, amounts shown for Messrs. Lapin and Thung include amounts accrued during 1996, 1997 and 1998 under Retirement Benefit Agreements with the Company (described below under the heading 'Retirement Benefit Agreements'). The amounts shown for Messrs. Netter and Kettig include profit-sharing contributions of $4,050 and $1,679, respectively, in 1997 and 1998 by Standard Security to their 401(k) accounts. Certain of the Named Officers also received compensation and benefits during 1996, 1997 and 1998 from Geneve and/or its affiliates (other than the Company) for services rendered to such companies, which amounts are not included in this table.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth certain information concerning stock options of the Named Officers who had options at December 31, 1998. No options were exercised in 1998 by the Named Officers; however, on October 5, 1998, Ms. Herbert relinquished options to purchase 2,500 shares of the Company's Common Stock in consideration for $3,985, which represented the difference between the value of the Company's Common Stock on such date and the exercise price of such options.

                          (a)                                  (b)           (c)            (d)              (e)
                                                                                          NUMBER OF
                                                                                         SECURITIES        VALUE OF
                                                                                         UNDERLYING       UNEXERCISED
                                                                                         UNEXERCISED     IN-THE-MONEY
                                                                                         OPTIONS AT       OPTIONS AT
                                                            SHARES                        FY-END(#)        FY-END($)
                                                          ACQUIRED ON       VALUE       EXERCISABLE/     EXERCISABLE/
                         NAME                             EXERCISE(#)    REALIZED($)    UNEXERCISABLE    UNEXERCISABLE
-------------------------------------------------------   -----------    -----------    -------------    -------------
Steven B. Lapin........................................        0              0           118,000/0        $892,380/0
Roy T.K. Thung.........................................        0              0            94,500/0        $715,995/0
David T. Kettig........................................        0              0            12,500/0        $100,375/0
Teresa A. Herbert......................................        0              0            12,500/0        $100,375/0

RETIREMENT BENEFIT AGREEMENTS

     In 1991, the Company entered into retirement benefit agreements with Messrs. Lapin and Thung pursuant to which they are entitled to receive cash payments, based upon their salaries, at such time as they retire or otherwise terminate their employment with the Company. Such payments are fully vested. Assuming that such individuals' employment with the Company had terminated on December 31, 1998, Messrs. Lapin and Thung would have been entitled to receive approximately $557,116 and $510,534, respectively, which amounts increase each year they remain employed by the Company until they attain age 62. Of such amounts, $44,661 and $38,942, respectively, were accrued in 1998 for Messrs. Lapin and Thung.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Management's recommendations as to the form and level of compensation of the Company's executive officers are subject to the approval of the Compensation Committee of the Company's Board of Directors. The Committee has not retained a compensation consultant.

     The Company's compensation policies seek to attract and retain key executives necessary to the long-term success of the Company, to align compensation with both annual and long-term strategic plans and goals and to reward performance in the continued growth and success of the Company and in the enhancement of shareholder values. In furtherance of these goals, the Company has employed a combination of annual base salaries, which are set at levels which management believes to be competitive with industry and regional pay practices and economic conditions, and annual and longer term incentive compensation, including options to purchase Common Stock.

     Management recommended to the Compensation Committee a bonus pool for the Company's employees (including the executive officers) based on the Company's performance in 1998 (including management's accomplishments in enhancing the insurance group's capital position, strategically planning the direction of the insurance group, and improving the Company's profitablity). The amount of the 1998 bonus pool was approved by the disinterested members of the Committee.

     Specifically regarding the chief executive officer, Edward Netter, base salary has been determined by considering Company and individual performance. Mr. Netter's annual bonus payments are subject to approval by the disinterested members of the Compensation Committee. Although Mr. Netter's bonus is based on his individual performance as chief executive officer, in determining such amount, the Committee at the same time takes into consideration Mr. Netter's significant interest in the Company through his controlling ownership of Geneve.

MEMBERS OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

   HAROLD E. JOHNSON         ALLAN C. KIRKMAN         EDWARD NETTER, Chairman

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the five year cumulative total return of the Common Stock with that of the Nasdaq Stock Market (US) Index and the Nasdaq Stock Market Insurance Index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
      AMONG INDEPENDENCE HOLDING COMPANY, NASDAQ STOCK MARKET (U.S.) INDEX
                       AND NASDAQ INSURANCE STOCKS INDEX

                              [PERFORMANCE GRAPH]


                 NASDAQ STOCK      NASDAQ INSURANCE       INDEPENDENCE
                 MARKET INDEX        STOCKS INDEX        HOLDING COMPANY
                 ------------      -----------------     ---------------
1993..........      100                   100                  100
1994..........       98                    94                   83
1995..........      138                   134                  104
1996..........      170                   152                  103
1997..........      209                   224                  168
1998..........      293                   199                  196

* Assumes that dividends were reinvested and is based on a $100 investment on December 31, 1993; indices data obtained from Center for Research in Security Price (CRSP)

                           RELATED PARTY TRANSACTIONS

     The Company and Geneve operate under cost-sharing arrangements pursuant to which certain items are allocated between the companies. During 1998, the Company paid to Geneve or accrued for payment thereto approximately $225,000 under such arrangements, and paid or accrued approximately an additional $60,000 for the first quarter of 1999. Geneve also provides the Company the use of office space as its corporate headquarters for annual consideration of $236,000. In addition, certain directors, officers and/or employees of the Company or its subsidiaries, who are also directors, officers and/or employees of Geneve, received compensation and benefits from Geneve for services rendered thereto since January 1, 1998. The foregoing is subject to the approval of the Audit Committee of the Board of Directors at least annually, and management of the Company believes that the terms thereof are no less favorable than could be obtained by the Company from unrelated parties on an arm's length basis.

     At various times since January 1, 1998, certain securities transfers were made between the Company and/or certain of its subsidiaries, on the one hand, and Geneve, on the other hand, at fair market value. The Company has invested as a limited partner in Dolphin Limited Partnership-A, an investment partnership of which Mr. Donald Netter is the Chairman, Chief Executive Officer and President of the managing member of the general partner and the principal shareholder. Consistent with the terms of the partnership agreement, in addition to other defined expenses, limited partners pay quarterly a management fee based on their beginning capital accounts, and an annual performance-based incentive allocation.

                                   PROPOSAL 2
                    RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has selected KPMG as the independent auditors of the Company for the year 1999. It is anticipated that representatives of KPMG, who also served as the Company's auditors for 1998, will be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if they so desire and to answer any appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' PROPOSAL 2.

                             STOCKHOLDER PROPOSALS

     Any proposal which a stockholder intends to present at the Annual Meeting of Stockholders to be held in 2000 must be received at the Company's principal executive office not later than December 31, 1999 in order to be includable in the proxy material for such meeting.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no other business to be presented for action at the meeting. As to any business which would properly come before the meeting, the Proxies confer discretionary authority in the persons named therein and those persons will vote or act in accordance with their best judgment with respect thereto.

                                          By Order of the Board of Directors

                                          DAVID T. KETTIG
                                          Secretary

April 30, 1999

                                                                      4409-PS-99

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                                                                     APPENDIX 1

                          INDEPENDENCE HOLDING COMPANY
              96 CUMMINGS POINT ROAD, STAMFORD, CONNECTICUT 06902
                  PROXY -- SOLICITED BY THE BOARD OF DIRECTORS

   The undersigned stockholder of Independence Holding Company (the 'Company') hereby appoints Steven B. Lapin and David T. Kettig, and each or either of them, the true and lawful proxies, agents and attorneys of the undersigned, each with full power to act without the other and with full power of substitution to vote all shares of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Tuesday, June 22, 1999 at 9:30 A.M., E.D.T., at the Greenwich Civic Center, 90 Harding Road, Old Greenwich, Connecticut and at any adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' ALL PROPOSALS.

(1) To elect seven directors.

[ ] FOR all nominees listed below (except as instructed below)

[ ] WITHHOLD AUTHORITY to vote for all nominees listed below Harold E. Johnson, Allan C. Kirkman, Steven B. Lapin, Donald T. Netter, Edward Netter, Edward
    J. Scheider, Roy T.K. Thung.

  INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name here:

 ...............................................................................

(2) To ratify the appointment of KPMG LLP as independent auditors for the fiscal year ending December 31, 1999

                   [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

(3) To transact any other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.

                                                                   (see reverse)



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THE SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED AS DIRECTED ABOVE. IF NO
DIRECTION IS GIVEN AND THE PROXY CARD IS VALIDLY EXECUTED, THE SHARES WILL BE VOTED FOR ALL LISTED PROPOSALS.

   The undersigned hereby ratifies and confirms all that said proxies, agents and attorneys, or any of them or their substitutes, lawfully may do at the meeting and hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournment or postponement thereof.

PLEASE SIGN THE PROXY EXACTLY AS YOUR NAME(S)     Dated ................................... , 1999
APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN                                               (L.S.)
PERSONALLY. TRUSTEES AND OTHER FIDUCIARIES        ................................................
SHOULD INDICATE THE CAPACITY IN WHICH THEY SIGN,                                            (L.S.)
AND WHERE MORE THAN ONE NAME APPEARS, A MAJORITY  ................................................
MUST SIGN. IF A CORPORATION, THE SIGNATURE
SHOULD BE THAT OF AN AUTHORIZED OFFICER WHO
SHOULD STATE HIS OR HER TITLE.

    PLEASE DATE, SIGN AND RETURN. YOUR PROMPT ATTENTION WILL BE APPRECIATED.